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                           FORM N-4, ITEM 24(b)(8.37)
          FORM OF PARTICIPATION AGREEMENT BETWEEN AMERICAN UNITED LIFE
                               AND AMERICAN FUNDS
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                    FUND PARTICIPATION AND SERVICE AGREEMENT


     American United Life Insurance Comany (hereinafter called the "Insurance Company"), for itself and on behalf of one or more separate accounts of the Insurance Company (hereinafter called "Separate Accounts"), and OneAmerica Securities, Inc. (hereinafter called "Dealer"), American Funds Distributors, Inc. (hereinafter called "Distributor"), American Funds Service Company (hereinafter called "Transfer Agent") and each of the open-end investment companies, or series thereof for which Distributor and Transfer Agent provide services (hereinafter collectively called the "Funds" and, individually, a "Fund"), for good and valuable consideration, hereby agree on this 16th day of December 2005, that Class R shares of the Funds ("shares" or "Class R Shares") shall be made available to serve as underlying investment media for Group Variable Annuity Contracts (hereinafter called "Contract(s)"; holders of such Contracts hereinafter called "Contractholder(s)") to be offered by the Insurance Company subject to the following provisions:

1.   Authorization; Services.

     a. As principal underwriter of the Funds, Distributor agrees to offer and sell shares of the Funds listed on the attached Exhibit B to the Insurance Company for itself and on behalf of the Separate Accounts pursuant to the terms of this Agreement. The Insurance Company will offer shares of the Funds in connection with the sale of Contracts to Plans as defined and set forth in Section 2, below. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in the offering prospectuses of the Funds, and to the applicable Rules of the NASD, which shall control and override any provision to the contrary in this Agreement.

     b. Transfer Agent hereby appoints Insurance Company as limited agent with respect to shares of the Funds purchased, held, and redeemed by the Separate Accounts solely for purposes of the provisions of this Agreement, and Insurance Company accepts such appointment, on the terms set forth herein.

     c. The Insurance Company, directly or through third party recordkeepers approved by Transfer Agent (including a designated affiliate), shall listed on the attached Exhibit D, shall provide the certain services described in this Agreement on behalf of the Distributor, Transfer Agent and the Funds in connection with the sale and servicing of the Contracts. The services to be provided by the Insurance Company, by the third party redcordkeepers approved by the Transfer Agent listed on the attached Exhibit D, to its Separate Accounts include, (i) mailing and otherwise making available to Contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices, the cost of which will be borne by Distributor; (ii) handling general questions regarding the Funds from Contractholders (and their participants) including, without limitation, advising as to performance, yield being earned, dividends declared, and providing  assistance with other  questions  concerning the Funds;
          (iii) preparing and providing electronic periodic account statements showing the total number of Separate Account units owned by the Plan participant in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; (iv) preparing and mailing IRS Form 1099-R and/or IRS Form W-2 as required by applicable Internal Revenue Service rules and regulations; and (v) such other services and assistance to the Distributor and Transfer Agent with respect to the Contractholders as the Distributor and Transfer Agent shall reasonably request including, without limitation, assistance in maintaining accounts and records. Administrative services to Contractholders shall be the responsibility of the Insurance Company and shall not be the responsibility of Distributor, Transfer Agent or any of their affiliates.

     d. Insurance Company shall comply with the Operational Guidelines attached hereto, as amended from time to time. To the extent the provisions of the Operational Guidelines are inconsistent with other provisions of this Agreement, the terms of the Operational Guidelines shall control.

     e. Insurance Company understands that the Funds are committed to distributing their shares through retail broker-dealers and banks that have entered into Selling Group Agreements with the Distributor. Accordingly, in providing or proposing to provide services to any Plan (as defined in Section 2, below), Insurance Company shall in good faith use its best efforts to avoid any interference or conflicts with the relationships between the Funds/Distributor and such retail broker-dealers/banks.

     f. Insurance Company shall transmit to Transfer Agent or the Funds (or to any agent designated by either of them) such information in the possession of Insurance Company concerning the Plans (as defined in Section 2, below) and participants in the Plans as shall reasonably be necessary for Transfer Agent to provide services as transfer agent for the Funds and as any Fund shall reasonably conclude is necessary to enable that Fund to comply with applicable state Blue Sky laws or regulations.

2. Marketing of Contracts. The Insurance Company will make reasonable efforts to market its Contracts. In marketing its Contracts, the Insurance Company will comply in all material respects with applicable state insurance and federal and state securities laws. The Insurance Company may market the Contracts it issues through insurance agencies or brokers including those which may be controlled by insurance companies. The Insurance Company shall make the Contracts available only to employer-sponsored retirement plans established pursuant to Internal Revenue Code Section 403(b) or 457, or qualified under Code Section 401(a) (each a "Plan," and collectively "Plans").

3.   Compliance with Laws; Reliance on Instructions.

     a. Distributor acknowledges and agrees that Insurance Company is not responsible


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          for: (i) any  information  contained in any  prospectus,  registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by Distributor, which relates to any Fund;
          (ii) registration or qualification of any shares of any Fund under any federal or state laws; or (iii) compliance by Distributor and the
          Funds  with  all  applicable   federal  and  state  laws,   rules  and
          regulations,   the  rules  and  regulations  of  any   self-regulatory
          organization   with   jurisdiction  (the  foregoing  laws,  rules  and
          regulations are collectively referred to herein as "Applicable Law") over the Distributor or Funds, and the provisions of the Funds' prospectus and statement of additional information.

     b.   Insurance  Company  acknowledges and agrees that it is responsible for
          (i) any representations concerning the Funds made by Insurance Company or its agents that are not included in the prospectuses, statements of additional information or advertising or marketing material relating to the Funds and prepared or approved in writing by the Distributor;
          (ii) satisfying prospectus delivery requirements, to the extent required by law; and (iii) in connection with the services performed in connection with this Agreement, the compliance or failure to comply with any Applicable Law with jurisdiction over Insurance Company.

     c. Each party is entitled to rely on any written records or instructions provided to it by responsible persons of the other party(ies).

4. Insurance Company Representations and Warranties. The Insurance Company represents and warrants that: (i) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms; (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (iv) it will or has established the Separate Accounts as separate accounts under Indiana law; (v) the Insurance Company has registered the Separate Accounts as unit investment trusts under the Investment Company Act of 1940, as amended (the "1940 Act"), to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Separate Accounts in proper reliance upon an exclusion from registration under the 1940 Act; (vi) the Contracts provide for the allocation of net amounts received by the Insurance Company to the Separate Accounts, for investment in the shares of specified investment companies selected among those companies available through the Separate Accounts to act as underlying investment media; and (vii) (a) Dealer is a properly registered or licensed broker or dealer under applicable federal laws and regulations and is complying with and will continue to comply with all applicable federal laws, rules and regulations,
     (b) it is a member of the NASD, and (c) its membership with the NASD is not currently suspended or terminated. Insurance Company agrees to notify the Distributor immediately in writing if any of the foregoing representations ceases to be true to a material extent.

5. Distributor and Transfer Agent Representations and Warranties. Distributor and Transfer Agent each represents and warrants that: (i) this Agreement constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms; (ii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (iii) the execution, performance and delivery of this Agreement by it will not result in its violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations; (iv) Distributor represents that the Funds are registered as investment companies under the 1940 Act and Fund shares sold by the Funds are, and will be, registered under the Securities Act of 1933, as amended; (v) Distributor represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and may properly cause Fund shares to be made available for the purposes of this Agreement pursuant to distribution agreements between the Funds and the Distributor; (vi) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;
     (vii) Distributor and its affiliates are solely responsible for information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by Distributor relating to any Fund; and (viii) Distributor represents that prospectuses, other materials concerning the Funds are complete and accurate in all material respects and do not contain any material omission or misstatement of a material fact necessary to make the information not misleading or untrue.

6.   Fees.

     a. The Funds recognize that the Insurance Company, for itself or on behalf of the Separate Accounts, will be the sole shareholder of shares of the Funds issued pursuant to the Contracts. Insurance Company shall establish one account per Plan on the books of each Fund in which such Plan beneficially invests via the Contracts.

     b. In consideration of the services provided by Insurance Company herein, wherein the Insurance Company purchases Fund shares on behalf of the Separate Accounts and keeps records under the Contracts, the Distributor and Transfer Agent agree to pay to the Insurance Company such fees as are set forth in Exhibit A attached hereto and hereby incorporated herein by reference. Notwithstanding the foregoing, Insurance Company shall not be entitled to fees with respect to any Separate Account if its services were offered in violation of paragraph 1(f), above. It is understood that Insurance Company shall receive no fees from the Funds, Transfer Agent, Distributor or any of their respective affiliates in connection with any services provided hereunder other than those provided for in this Section. Insurance Company shall disclose the rate of compensation received from Transfer Agent or its affiliates in respect of the Plan's investments in the Funds. Insurance Company acknowledges that Transfer Agent and its affiliates may disclose to the Plan sponsor and brokers all compensation payable to Insurance Company in connection with Plan investments in the Funds.

     7. Pricing Information. The Funds or the Transfer Agent will compute the closing net asset value, and any distributor information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant Funds' current prospectuses. The Funds or the Transfer Agent will use their best efforts to communicate to the Insurance Company such information by 6:30 p.m. Eastern Time on each Business Day via facsimile. Such information shall be accurate and true in all respects and updated continuously.

8.   Pricing Adjustments.

     a. In the event an adjustment is made to the computation of the net asset value of Fund shares as reported to Insurance Company under Section 7, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Funds or Transfer Agent shall notify Insurance Company as soon as practicable after discovering the need for any such adjustment. Notification may be made in the following manner:

          Method of Communication

          (i) Fund/SERV Transactions. The parties agree that by April 14, 2006 they will use the National Securiteis Clearing Coproation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date. If the corrections are dated greater than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

          (ii) Manual Transactions. Prior to Apirl 14, 2006, or if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to the fund prices should be communicated by facsimile or by electronic transmission acceptable to Transfer Agent, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to the applicable Fund's shareholders, the reason for the adjustment. Funds and Transfer Agent agree that the Insurance Company may send this notification or a derivation thereof (so long as such derivation is approved in advance by Funds or Distributor, as applicable) to Plan participants whose accounts are affected by the adjustment.

     b. To the extent a price adjustment results in a deficiency or excess to a Plan participant's account, Insurance Company and Transfer Agent agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action.

9.   Purchases and Redemption Orders; Settlement of Transactions.

     (i) Manual Transactions. Manual transactions via facsimile shall be used by the Insurance Company: (1) until April 14, 2006, as described in
          Section 8 above, (2) if there are problems with or malfunctions in the Fund/SERV system, or (3) if Insurance Company misses a Fund/SERV trading deadline.

          (a) Next Day Transmission of Orders. The Insurance Company will notify the Transfer Agent by 8:30 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed by Contractholders in each Separate Account by 4:00 p.m. Eastern time on the prior Business Day (the "Trade Date"). Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 8:30 a.m. deadline using the following Business Day's net asset value.

          (b) Purchases. All orders received by Insurance Company by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by the 8:30 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Insurance Company will initiate payment by wire transfer to a custodial account designated by the Funds for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date. Dividends and capital gain distributions shall be automatically reinvested in additional shares at the ex-dividend-date net asset value.

          (c) Redemptions. Aggregate orders for redemption of shares of the Funds will be paid in cash and wired from the Funds' custodial account to an account designated by the Insurance Company. Transfer Agent will initiate payment by wire to Insurance Company or its designee proceeds of such redemptions by 4:00 p.m., Eastern Time, on the next Business Day following the Trade Date.

     (ii) Fund/SERV Transactions. By April 14, 2006, the parties will use the Fund/SERV system, and if in so using Fund/SERV, the following provisions shall apply:

          (a) The Insurance Company and Transfer Agent will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, the Insurance Company and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

          (b) Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

          (c) Same Day Trades. On each Business Day, The Insurance Company shall aggregate and calculate the purchase orders and redemption orders for each Plan received by The Insurance Company prior to the Close of Trading on each Business Day. The Insurance Company shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for each Plan received by the Close of Trading such Business Day (the "Trade Date") by no later than 5:00 a.m. Eastern Time (NSCC required cutoff) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by The Insurance Company after the close of trading on a Business Day shall not be transmitted to NSCC prior to 5:00 a.m. Eastern Time on the following Business Day, and Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 5:00 a.m. deadline using the net asset value determined on the Business Day following the Trade Date.

     (iii) Transactions with otherelectronic systems. In lieu of communicating Instructions via the NSCC Service, Insurance Company may communicate Instructions to AFS either directly or through an entity that has a Trading Agreement with AFS via any electronic System acceptable to AFS. Instructions communicated via the System must be received by AFS by 10 p.m. Eastern Time on the Business Day on which such Instructions were received byInsurance Company by the Close of Trading on the Business Day of Insurance Company's receipt. To the extent Insurance Comany does not communicate such Instructions by the time limits set forth in this Section, AFS may, in its discretion, process such Instructions at the net asset values determined as of the Close of Trading on the next Business Day. Insurance Company represents that Instructions received after the Close of Trading on any given Business Day will be transmitted to AFS on the next Business Day using the day's net asset value.

     (iii) Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each fund/account. In the case of delayed settlement, Transfer Agent and Insurance Company shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for Insurance Company should be sent to:

                           Bank: National City Bank
                           Name: American United Life Insurance Company
                           Account#: [omitted]
                           Routing #: [omitted]


         Such wires for Transfer Agent should be sent to:

                           Wells Fargo Bank
                           155 Fifth Street, Sixth Floor
                           San Francisco, CA 94106
                           ABA#: 121000248
                           Account#: 4600-076178
                           For credit to the account of American Funds Service Company (shareholder account number)

     (iv) TPA Transactions. With respect to transactions executed pursuant to an arrangement described in paragraph (i), by 8:30 a.m. Eastern Time on the next Business Day following receipt of such instructions, Insurance Company will provide to the Transfer Agent or its designee one or more files in a format and via a transmission method acceptable to Transfer Agent detailing the instructions received with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each of the Funds. If for any reason Insurance Company is unable to transmit the files(s) with respect to any Business Day, Insurance Company will notify the Transfer Agent or its designee by 8:30 a.m. Eastern Time on the next following Business Day, and the Transfer Agent may process such instructions at the net asset value determined on the Business Day following the day on which Insurance Company received such instructions.

     (v) Processing Errors. Processing errors which result from any delay or error caused by Insurance Company may be adjusted through the NSCC System by Insurance Company by the necessary transactions on a current basis.

     (vi) Coding. If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Separate Account.

     (vii) Reconciliation. Insurance Company shall reconcile share positions with respect to each Fund for each Separate Account as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Separate Account's share positions with respect to each Fund reported by Transfer Agent reconcile with Insurance Company's share positions for that Separate Account. Insurance Company shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

     (viii) Verification. Within a reasonable period of time after receipt of a confirmation relating to an Instruction, Insurance Company shall verify its accuracy in terms of such Instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

     (ix) Order Processing. Any order by Insurance Company for the purchase of shares of the respective Funds through Distributor shall be accepted at the time when it is received by Distributor/Transfer Agent (or any clearinghouse agency that Distributor/Transfer Agent may designate from time to time), and at the offering and sale price next determined, unless rejected by Distributor, Transfer Agent or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. Distributor/Transfer Agent will not accept any order from Insurance Company that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that Distributor shall forward from time to time to all members of the selling group. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by the Distributor or by the respective Funds without any responsibility or liability on the part of the Distributor or the Funds, and the Distributor and/or the respective Funds may hold the Insurance Company responsible for any loss, expense, liability or damage, including loss of profit suffered by the Distributor and/or the respective Funds, resulting from Insurance Company's delay or failure to make payment as aforesaid.

10. Account Activity. Upon request, the Transfer Agent shall send to the Insurance Company, (i) confirmations of activity in each Separate Account within five (5) business


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     days after each Trade Date on which a purchase or redemption of shares of a
     Fund is effected for a Separate Account; (ii) statements detailing activity in each Separate Account no less frequently than quarterly; and (iii) such other information as may reasonably be requested by Insurance Company and agreed upon by Transfer Agent.

11. Expenses. All expenses incident to each party's performance of this Agreement shall be paid by the respective party. The Funds shall pay the cost of registration of their shares with the Securities and Exchange Commission (the "SEC"), preparation of the Fund's prospectuses, proxy materials and reports, or the preparation of other related statements and notices required by Applicable Law. The Funds shall pay the cost of qualifying Fund shares in states where required.

12. Proxy and Other Communication Materials. The Funds shall distribute to the Insurance Company their proxy material and periodic Fund reports to shareholders. The Distributor, Transfer Agent or the Funds shall provide the Insurance Company with a reasonable quantity of the Funds' prospectuses and sales literature upon request to be used for the Separate Accounts in connection with the transactions contemplated by this Agreement. Distributor, Transfer Agent or the Funds shall provide to Insurance
     Company, or its authorized representative, at no expense to Insurance Company, the following Contractholder communication materials prepared for circulation to Contractholders in quantities reasonably requested by Insurance Company which are sufficient to allow mailing thereof by Insurance Company, to the extent required by Applicable Law, to all Contractholders in the Separate Accounts: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. The Distributor, Transfer Agent or the Funds shall provide Insurance Company with other documents and materials as Insurance Company may reasonably request from time to time.

     Distributor will provide Insurance Company on a timely basis with investment performance information for each Fund, including (a) the top ten portfolio holdings on a quarterly basis; and (b) on a monthly basis, average annual total return for the prior one-year, three year, five-year, ten-year and life of the Fund. Distributor will endeavor to provide the information in clause (a) to Insurance Company within twenty business days after the end of each quarter, and will endeavor to provide the information in clause (b) to Insurance Company within five business days after the end of each month, and will use its reasonable efforts to assist Insurance Company in preparing any "requests for proposals" relating to qualified and non-qualified retirement plans which may make available the Contracts as an investment alternative.

13.  Review of Advertising and Sales Literature; Representations

     a. Insurance Company may, based on the SEC-mandated information supplied by Distributor, prepare communications. In addition, Insurance Company may prepare such materials, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar). Insurance Company shall provide copies of all such materials to Distributor prior to their first use for Distributor's review and Distributor shall have five business days to approve or reject such material. It is understood that Distributor shall be responsible for errors or omissions in, or the content of, such materials based upon information supplied by the Funds. Insurance Company shall be responsible for all other errors or omissions.

     b. Neither Insurance Company nor any person associated with Insurance Company shall make representations concerning a Fund, Transfer Agent or any of Transfer Agent's affiliates, except those contained in the current promotional literature produced by the Distributor, unless specifically approved in writing by the Distributor. Neither Insurance Company nor any person associated with Insurance Company shall make use of the names, logos or any likeness of the Funds, Transfer Agent or any of Transfer Agent's affiliates without the prior written consent of Distributor.

14. Proxy Materials/Voting. The Insurance Company will distribute all proxy material furnished by the Funds to the extent required by Applicable Law. For so long as the SEC interprets the 1940 Act to require pass-through voting by insurance companies whose separate accounts are registered as investment companies under the 1940 Act ("Registered Separate Accounts"), the Insurance Company shall vote shares of the Funds held in Registered Separate Accounts at shareholder meetings of the Funds in accordance with instructions timely received by the Insurance Company (or its designated agent) from owners of Contracts funded by such Registered Separate Accounts having a voting interest in the Funds. The Insurance Company shall vote shares  of  the  Funds  held  in  Registered  Separate  Accounts  that  are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Account that are not attributable to the Contracts and owned beneficially by the Insurance Company (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by the Registered Separate Account having a voting interest in the Funds from whom instructions have been timely received. The Insurance Company shall vote shares of the Funds held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion.

15. Future Registration of Separate Account(s). If Insurance Company registers a Separate Account as a unit investment trust under the 1940 Act, Insurance Company will provide to each Fund, as appropriate, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Separate Account contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

16. Independent Contractor Status. The Insurance Company shall, for all purposes herein, be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Distributor or the Funds in any way or otherwise be deemed an agent of the Distributor or the Funds.

17. Termination. At the terminating party's election and the other party's concurrence, termination of this Agreement may be limited solely as to new Plans and new Contracts. This Agreement shall terminate as to the sale and issuance of Contracts:

     a. at the option of the Insurance Company, Distributor, Transfer Agent or the Funds upon 90 days advance written notice to the other parties;

     b. at any time by giving 30 day's written notice to the other party in the event of a material breach of this Agreement by the other party that is not cured during such 30-day period;

     c. at the option of the Insurance Company, Distributor or the Funds, upon institution of formal proceedings relating to (i) the marketing of the Contracts, (ii) the Separate Accounts, (iii) the Insurance Company,
          (iv) Distributor or (v) the Funds by the NASD, the SEC or any other regulatory body;

     d. at the option of any Fund, the investment adviser to the Funds (the "Adviser"), or the Insurance Company, upon termination of Adviser's investment advisory agreement with the Fund. Notice of such termination shall be promptly furnished. This Section (d) shall not be deemed to apply if, contemporaneously with such termination, a new contract of substantially similar terms is entered into between the Adviser and the Fund.

     e. except for Insurance Company's delegation of its duties to a subcontractor or to an affiliate, upon assignment of this Agreement, at the option of any party not making the assignment, unless made with the written consent of the other parties;

     f. in the event interests in the Separate Accounts, the Contracts, or Fund shares are not registered, issued or sold in conformity with Applicable Law or such Applicable Law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Insurance Company. Prompt notice shall be given by the terminating party to the other parties in the event the conditions of this provision occur;

     g. for Registered Separate Accounts, they may terminate upon a decision by the Insurance Company, in accordance with regulations of the SEC for Registered Separate Accounts, to substitute Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium for Registered Separate Accounts. The Insurance Company will give 60 days' written notice to the applicable Fund and the Distributor upon the occurrence of the earlier of the following actions taken for the purpose of substituting shares of the Fund: (1) an application made to the SEC, (2) a proposed Contractholder vote, or (3) the Insurance Company's determination to substitute Fund shares with the shares of another investment company.

          The Funds or the Distributor will in no way recommend action in connection with, or oppose or interfere with any application made to the SEC by the Insurance Company with regard to the substitution of Fund shares with shares of another investment company or seek in any manner to oppose or interfere with a proposed Contractholder vote; or

     h. upon such shorter notice as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.

     Upon termination and at the request of the requesting party, the other party shall deliver to the requesting party, any records which the requesting party may be required by law or regulations to have access to or to maintain.

18. Notices. All notices under this Agreement, unless otherwise specified in the Agreement shall be given in writing and delivered via overnight delivery (postage prepaid, return receipt requested), facsimile transmission or registered or certified mail, as follows:

         If to the Insurance Company:

                           John Swhear
                           OneAmerica
                           Mail Buzz 1620
                           OneAmerican Square
                           Indianapolis, IN 46032-0368

         with a copy to:

                           Terry Burns
                           OneAmerica
                           Mail Buzz 1102
                           OneAmerican Square
                           Indianapolis, IN 462032-0368

         If to the Distributor, Transfer Agent or to the Funds:

                  Kenneth R. Gorvetzian
                  American Funds Distributors, Inc.
                  333 South Hope Street
                  55th Floor
                  Los Angeles, California 90071
         with a copy to:

 John R. Fodor                                   James A. Jacobs
 American Funds Distributors, Inc.               American Funds Service Company
 333 South Hope Street                           3500 Wiseman Blvd.
 55th Floor                                      San Antonio, TX 78251-4321
 Los Angeles, CA 90071


     or to such other address or person as may be specified in a written notice given to the other parties. The date of service of any notice shall be the date it is received by the recipient.

19. Books and Records. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in
     resolving   disputes,   reconciling  records  or  responding  to  auditor's
     inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

     In addition, Insurance Company shall establish and maintain procedures to meet the following requirements: (i) respond to written inquiries within five days concerning a transaction processed within the last six months to a Plan participant's account; (ii) respond to requests for a transcript within 20 business days; (iii) respond to dividend (earnings) inquiries within 10 business days; and (iv) maintain all relevant documentation to support transactions processed on behalf of the Plan participant's account.

     Insurance Company shall track the number of complaints to Insurance Company regarding transactions that were not processed correctly. Insurance Company shall, on request, report to Transfer Agent the total number of transactions and the total number of complaints received by Insurance Company, which arose from processing errors by Insurance Company.

20.  Indemnification.

     a. Insurance Company shall indemnify and hold harmless Distributor, Transfer Agent, each of the Funds, and each of its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company shall also reimburse Distributor, Transfer Agent or the Funds for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company may otherwise have to Distributor, the Transfer Agent or the Funds.

     b. Distributor and Transfer Agent, as applicable, shall indemnify and hold harmless, Insurance Company and its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) Distributor's or Transfer Agent's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Distributor's or Transfer Agent's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Distributor or Transfer Agent of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Distributor and Transfer Agent, as applicable, shall also reimburse Insurance Company for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Distributor or Transfer Agent may otherwise have to Insurance Company. Notwithstanding the foregoing, neither the Transfer Agent, Distributor, any of their affiliates nor the Funds shall indemnify or hold Insurance Company harmless pursuant to this paragraph for Losses to the extent such loss results from a determination that Insurance Company's receipt of fees as provided in paragraph 6(b), above, violates the Employee Retirement Income Security Act of 1974, as amended, or any other federal or state law.

     c. Promptly after receipt by a party entitled to indemnification under this paragraph 20 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 20, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel,

          Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the
          Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

21. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California exclusive of conflicts of laws.

22. Sub Chapter M. The Distributor will endeavor to have each Fund comply with Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and shall qualify as a regulated investment company thereunder.

23. Entire Agreement/Amendments. This Agreement and the Fund account application completed by the Insurance Company contain the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and may not be amended except by written agreement of the parties.

24. Assignability. This Agreement shall extend to and be binding upon the Insurance Company, the Distributor and the Transfer Agent and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement.

25. Proprietary Information. The Distributor and the Funds agree that the names, addresses, and other information relating to the Contractholders or participants or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by Distributor, Transfer Agent or the Funds without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder. This provision, to the extent permissible by applicable law, shall not be construed to limit the parties' obligation to comply with SEction 19, above.

26. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

27. No Waiver. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

28. No Joint Venture, Etc. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Insurance Company, Distributor, and the Funds.

29. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

30. Survival. The provisions of Sections 4, 5, 20 and 25 survive termination of this Agreement.

31. Non-exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

32. Insurance. At all times Insurance Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Insurance Company's employees and agents.

33. Oversight of Insurance Company. Insurance Company will permit Transfer Agent or its representative to have reasonable access to Insurance
     Company's personnel and records pertaining to this Agreement in order to facilitate the monitoring of the quality of the services performed by Insurance Company under this Agreement.

34. Independent Audit. In the event Transfer Agent determines, based on a review of complaints received in accordance with Section 19, above, that Insurance Company is not processing Plan transactions accurately, Transfer Agent reserves the right to require that Insurance Company's data processing activities as they relate to this Agreement be subject to an audit by an independent accounting firm to ensure the existence of, and adherence to, proper operational controls. Insurance Company shall make available upon Transfer Agent's request a copy of any report by such accounting firm as it relates to said audit. Insurance Company shall immediately notify Transfer Agent in the event of a material breach of operational controls.

35. Trading Relationships with Third Parties. If Insurance Company provides third parties with trading services, Insurance Company may not give such third parties access to the Funds without the prior written consent of the Distributor.

36. Breach of Agreement. In addition to all other remedies available at law or in equity for breach of this Agreement, Transfer Agent and Distributor reserve the right to withhold payment of fees under Section 6(b) of this Agreement for any breach of this Agreement by Insurance Company.

37. Arbitration. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                               AMERICAN UNITED LIFE INSURANCE COMPANY
                               for itself and on behalf of the Separate Accounts


                               By:          /s/ Terry W. Burns

                               Print Name:  Terry W. Burns

                               Title:       AVP Markting, Retirement Services




                               ONEAMERICA SECURITIES, INC.


                               By:          /s/ John C. Swhear

                               Print Name:  John C. Swhear

                               Title:       Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                 AMERICAN FUNDS DISTRIBUTORS, INC.


                                            By:           /s/ Stephen A. Malbaja

                                            Print Name:   Stephen A. Malbaja

                                            Title:        Sr V.P.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                            AMERICAN FUNDS SERVICE COMPANY


                                            By:          /s/ James Jacobs

                                            Print Name:  James Jacobs

                                            Title:       Vice President

                                    EXHIBIT A

Distribution Fees

In consideration for the services provided by Insurance Company, the Distributor will pay the Insurance Company ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of Class R shares of Funds listed on the attached Exhibit B that are held in a Plan account assigned to Insurance Company at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund's Plan of Distribution and may be varied or discontinued at any time.

                  R Share Class    Annual Compensation Rate
                     Class R-1             1.00%
                     Class R-2             0.75%
                     Class R-3             0.50%
                     Class R-4             0.25%
                     Class R-5       No compensation paid

Service Fees

In connection with defined contribution-type and defined benefit-type Plans that are beneficially invested in the Class R shares of the Funds through the Separate Accounts,

(i) for the services rendered by Insurance Company pursuant to this Agreement, Transfer Agent agrees to pay Insurance Company a quarterly fee at the annual rates set forth below applied to the average daily net asset value of Class R shares of the Funds held by the Plan during the applicable quarter:


            ---------------------------- ----------------------------
                      Class of Shares         Annual Fee
            ---------------------------- ----------------------------
            ---------------------------- ----------------------------

            ---------------------------- ----------------------------
            ---------------------------- ----------------------------
                             R-1                0.10%
            ---------------------------- ----------------------------
            ---------------------------- ----------------------------
                             R-2                0.10%
            ---------------------------- ----------------------------
            ---------------------------- ----------------------------
                             R-3                0.10%
            ---------------------------- ----------------------------
            ---------------------------- ----------------------------
                             R-4                0.10%
            ---------------------------- ----------------------------
            ---------------------------- ----------------------------
                             R-5                0.05%
            ---------------------------- ----------------------------

(ii) such fee shall be paid by AFS to Insurance Company within 30 days following the end of the quarter for which such fees are payable (currently the quarters for which fees are payable end on the last Business Day of January, April, July and October).


All payments to Insurance Company shall be remitted to the following address:


American United Life Insurance Company
Attn: Daniel Schluge
One American Square, P.O. Box 368
Indianapolis, IN 46206-368


(iii) With respect to services rendered by the third party recordkeepers listed on Exhibit D to the Agreement, Insurance Company shall be paid Service Fees only if: (a) such third party recordkeepers have execute an Authorization for Payment to Third Party form that authorizes the Transfer Agent to pay Service Fees directly to Insurance Company.

                                    EXHIBIT B

                              Fund Share Class(es)

                                    EXHIBIT C

                             OPERATIONAL GUIDELINES



1. When setting up accounts (including pooled, plan-level accounts) for Plans, Insurance Company shall include (a) detailed registration information that includes the Plan name and a unique number given to Insurance Company to facilitate payment of recordkeeping fees, and (b) the name of the firm receiving the Rule 12b-1 compensation from the Funds and the applicable registered representative, if any, assigned to the account.

2. When transmitting instructions for the purchase and/or redemption of Class A and R shares of the Funds, Insurance Company shall submit one order for all participant purchase transactions and one order for all participant redemption transactions. Redemption orders shall not be netted against purchase orders for a Business Day. Settlement of a purchase order and a redemption order may not be netted; such settlements shall be independent of one another. Insurance Company shall process as new money only the following: mapped takeover assets; salary deferrals; and employer matching, discretionary, and mandatory contributions.

3. With respect to Plan participant transactions, Provider shall abide by requirements of the Funds' frequent trading policy as described in their prospectuses and statements of additional information.

4. References to the Funds on Plan participant statements and on Insurance Company's web site shall include the full name of the Fund and a reference to "American Funds." By way of example, "American Funds - The Investment Company of America". If field size prohibits the use of the full name of the Fund and a reference to "American Funds", the Fund name may be abbreviated with the approval of the Distributor.





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                                   EXHIBIT D

          LIST OF THIRD PARTY RECORDKEEPERS APPROVED BY TRANSFER AGENT